                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                   STATE OF INCORPORATION
SUBSIDIARY                                                             OR ORGANIZATION
----------                                                             ---------------
PST Services, Inc.*                                                    Georgia

Per-Se Transaction Services, Inc.*                                     Ohio

Patient Account Management Services, Inc.*                             Ohio

PST Products, LLC*                                                     California

Knowledgeable Healthcare Solutions, Inc.*                              Alabama

--------------
* Each of these subsidiaries also does business under the name "Per-Se Technologies."